As filed with the Securities and Exchange Commission on November 17, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LPL Investment Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	6200	20-3717839
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Beacon Street, Boston, MA 02108
(617) 423-3644
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Casady
Stephanie L. Brown
LPL Investment Holdings Inc.
One Beacon Street, Boston, MA 02108
(617) 423-3644
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julie H. Jones, Esq. Keith F. Higgins, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Telephone (617) 951-7000 Fax (617) 951-7050	William F. Gorin, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Telephone (212) 225-2000 Fax (212) 225-3999

Approximate date of commencement of proposed sale to public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  333-167325

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price(2)	Fee
Common Stock, $0.001 par value per share	47,035(1)	$30	$1,411,050	$100.61

(1)	Includes shares of common stock issuable upon exercise of an option to purchase additional shares granted to underwriters.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of LPL Investment Holdings Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-167325), which was declared effective by the Commission on November 17, 2010, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on the 17th day of November, 2010.

LPL Investment Holdings Inc.

By:	/s/ Mark S. Casady
Mark S. Casady
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Mark S. Casady	Chief Executive Officer and Chairman (Principal Executive Officer)	November 17, 2010

* Robert J. Moore	Chief Financial Officer and Treasurer (Principal Financial Officer)	November 17, 2010

* Thomas D. Lux	Chief Accounting Officer (Principal Accounting Officer)	November 17, 2010

* John J. Brennan	Director	November 17, 2010

* Richard W. Boyce	Director	November 17, 2010

* James S. Putnam	Director, Vice Chairman	November 17, 2010

* Erik D. Ragatz	Director	November 17, 2010

* James S. Riepe	Director	November 17, 2010

* Richard P. Schifter	Director	November 17, 2010

Signature		Title	Date

* Jeffrey E. Stiefler		Director	November 17, 2010

* Allen R. Thorpe		Director	November 17, 2010

*By:	/s/ Mark S. Casady Mark S. Casady Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.		Description

5.1		Opinion of Ropes & Gray LLP
23.1		Consent of Ropes & Gray LLP (included in Exhibit 5.1)
23.2		Consent of Deloitte & Touche LLP
24	.1*	Powers of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-167325) filed with the Commission on June 4, 2010.